EXHIBIT 4.13

Expatriate assignment agreement – Mr Gavin R Slater (as Executive Director, National Australia Group Europe Limited)

The expatriate assignment agreement of Mr Gavin R Slater is incorporated by reference to National Australia Bank Limited’s Annual Report on Form 20-F for the fiscal year ended September 30, 2004 as filed with the Commission on January 20, 2005.